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Exhibit 10-117

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                               SPC (BERMUDA) LTD.

                                 SPC ASIA, LTD.

                                       AND

                      WESTVACO WORLDWIDE DISTRIBUTION S.A.

                                OCTOBER 16, 1998

                                    REDACTED
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                           PURCHASE AND SALE AGREEMENT

                  PURCHASE AND SALE AGREEMENT dated as of the 16th day of October, 1998 by and among SPC (Bermuda) Ltd., a Bermuda corporation and SPC Asia, Ltd., a Bermuda corporation (together, "SPC"), each of which is a wholly-owned subsidiary of Shorewood Packaging Corporation., a Delaware corporation ("Shorewood"), Shorewood, Westvaco Worldwide Distribution S.A., a Swiss corporation ("Purchaser") and a wholly-owned subsidiary of Westvaco Corp., a Delaware corporation ("Westvaco"), and Westvaco.

                              W I T N E S S E T H:

                  WHEREAS, Shorewood Asia Ventures, Ltd. is a private company limited by shares organized under the laws of Bermuda ("Shorewood Asia"); Shorewood Packaging China Ventures Ltd. is a private company limited by shares organized under the Laws of the Republic of Mauritius ("Shorewood Mauritius"); Shorewood Packaging (GUANGZHOU) Co., Ltd., is a company established in the People's Republic of China ("Shorewood Guangzhou"); and SPC is the beneficial and record owner of all of the issued and outstanding equity securities of Shorewood Asia;

                  WHEREAS, Shorewood Guangzhou was formed to engage in the business (the "China Business") of operating and maintaining a manufacturing facility for paperboard folding carton packaging located in Guangzhou, Guangdong Province, China (the "Facility"); the Facility is presently under construction, and is scheduled to become operational in the Fall of 1998;

                  WHEREAS, on or prior to the Closing Date (as hereinafter defined), Shorewood expects to cause (i) Shorewood Asia to become the sole beneficial and record holder of all of the issued and outstanding equity securities of Shorewood Mauritius and (ii) Shorewood Mauritius to become the sole beneficial and record holder of all of the issued and outstanding equity securities of




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Shorewood Guangzhou (the transaction described in clause (ii) to be referred to herein as the "Guangzhou Ownership Change" and the transactions described in clauses (i) and (ii) to be referred to herein jointly as the "Corporate Restructuring");

                  WHEREAS, Purchaser wishes to purchase from SPC, and SPC wishes to sell to Purchaser, that number of shares of capital stock of Shorewood Asia (the "Shares") which shall, as at the Closing Date, represent in the aggregate forty-five percent (45%) of the issued and outstanding shares of capital stock of Shorewood Asia, on the terms and conditions set forth herein;

                  WHEREAS, Shorewood has advanced or loaned, or has committed to advance or loan, various monies to Shorewood Guangzhou (such loans to be herein referenced to as the "Shorewood Loans") which Shorewood expects to document through a Shareholder's Expense Reimbursement Contract, a Shareholder's Term Loan Facility Contract and a Shareholder's Revolving Loan Facility Contract, each in substantially the form previously delivered to Purchaser (each, a "Loan Document" and, together, the "Loan Documents");

                  WHEREAS, on or prior to the Closing Date, all rights under the Loan Documents shall have been assigned to, and all obligations under the Loan Documents shall have been assumed by, Shorewood Mauritius (said transaction, the "Assignment and Assumption");

                  WHEREAS, <REDACTED>  and

                  WHEREAS, the parties hereto have mutually determined and agreed that the Chinese Authority Approval (as defined herein) is required to implement the Guangzhou Ownership Change and the <REDACTED>, as described in this Agreement.

         1.       PURCHASE AND SALE OF SHARES

                  1.1 Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser for the Shares is that amount which, as at the Closing Date, is equal to forty-five percent



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(45%) of Shorewood's Project Costs (as defined in Section 9) to date plus US $5
Million; but in no event shall the Purchase Price exceed US $25.25 Million. The Purchase Price shall be paid, and Westvaco shall cause Purchaser to pay the Purchase Price, to SPC at the Closing in United States Dollars by wire transfer of immediately available funds to an account(s) designated by Shorewood.

                  1.2 Additional Payments. (a) At the Closing, the Purchaser shall, and Westvaco shall cause the Purchaser to, pay to SPC an amount equal to forty-five percent (45%) of the Shorewood Override Contributions (as defined in Section 9), if any, in United States Dollars by wire transfer of immediately available funds to an account or accounts designated by Shorewood.

                  (b) Purchaser shall have no obligation to reimburse SPC or Shorewood in respect of amounts loaned or contributed by Shorewood, directly or indirectly through the other Shorewood Entities, prior to the Closing in connection with the China Business which are neither Shorewood Override Contributions nor Shorewood Project Costs.

                  (c) Notwithstanding anything to the contrary contained in this
Article 1, Purchaser may credit against the amounts otherwise payable by it at Closing pursuant to this Section 1 an amount equal to forty-five percent (45%) of the Net Operating Gains (as defined in Section 9), if any, of the Shorewood China Entities (as defined in Section 3.3).

                  (d) The amounts to be paid to or credited against the various parties at Closing shall be based upon the amounts of the Shorewood Project Costs as of the Closing Date, Shorewood Override Contributions and Net Operating Gains (Losses) shown in the Officer's Certificate, subject to adjustment after the Closing pursuant to paragraph (e) below. Shorewood shall deliver to Westvaco no later than ten (10) business days prior to the Closing a good faith estimate of the amounts of the Shorewood Project Costs as of the Closing Date, Shorewood Override Contributions and Net Operating Gains (Losses) which will be shown in the Officer's


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Certificate (the "Estimated Officer's Certificate"). The amounts of the
Shorewood Project Costs as of the Closing Date, Shorewood Override Contributions and Net Operating Gains (Losses) shown in the Officer's Certificate shall be deemed to be acceptable to and shall become final and binding on the parties, except to the extent that Westvaco shall have made a specific written objection thereto as provided in paragraph (e) below.

                  (e) If Westvaco disagrees with the amounts set forth in the Officer's Certificate, Westvaco shall notify Shorewood in writing of such disagreements within thirty (30) days after the Closing Date, which written notice shall specify the nature of the dispute and shall provide in reasonable detail the facts or accounting principles upon which such dispute is based. Thereafter, Westvaco and Shorewood shall use their best efforts to resolve such disagreement with respect to the Officer's Certificate. If Westvaco and Shorewood are unable to resolve any disagreement within twenty (20) days after Shorewood's receipt of such notice of disagreement, then either Westvaco or Shorewood (the "Submitting Party") may submit such disagreement to a certified independent public accounting firm that is nationally recognized (the "Independent Accounting Firm") and mutually agreeable to Westvaco and Shorewood upon notice thereof (an "Arbitration Notice") to the other party. If Westvaco and Shorewood cannot agree upon such election within ten (10) business days after the Submitting Party's Arbitration Notice is received by the other party, the Independent Accounting Firm shall be selected by lot from among the other national public accounting firms in the United States, excluding Deloitte & Touche LLP and PricewaterhouseCoopers LLP and their respective Affiliates. The Independent Accounting Firm will be instructed to use its best efforts to render its decision as to all items in dispute within thirty (30) days of submission. The decision of the Independent Accounting Firm shall be final and binding upon all parties hereto and the amounts paid by Purchaser at the Closing



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shall be adjusted, either upward or downward, and thus Purchaser shall either pay to SPC additional consideration or receive from SPC a refund, in accordance with any upward or downward adjustment in the amount of the Shorewood Project Costs as of the Closing Date, Shorewood Override Contributions or Net Operating Gains (Losses) as determined by the Independent Accounting Firm. Each party shall bear its own expenses, including expenses of its accountants and attorneys in connection with the resolution of any such dispute, and the fees and expenses of the Independent Accounting Firm shall be paid by the parties as determined by the Independent Accounting Firm.

                  (f) During the period beginning on the date Shorewood delivers the Estimated Officer's Certificate to Westvaco and ending on the Closing Date and during the period of any dispute within the contemplation of Section 1.2(e), Shorewood shall: (i) provide Westvaco and its authorized representatives with reasonable access, during normal business hours and upon reasonable prior written notice, to all relevant books, records (including work papers, schedules and memoranda), facilities and employees of Shorewood involved in the preparation of the Estimated Officer's Certificate and the Officer's Certificate and (ii) cooperate with Westvaco and its authorized representatives, as they may reasonably request, including the provision on a timely basis of relevant information used in preparing the Estimated Officer's Certificate and the Officer's Certificate.

                  1.3 Instruments of Transfer. At the Closing, SPC shall, and Shorewood shall cause SPC to, (a) deliver one or more certificates representing the Shares purchased hereunder registered in the name of the Purchaser and (b) execute and deliver to Purchaser and Purchaser shall execute and acknowledge receipt of assignment and assumption documents duly transferring to Purchaser all of SPC's right, title and interest in and to the Shares, in the form of
Exhibit 1.3 hereto.



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         2.       CLOSING

                  2.1 Closing. The closing (the "Closing") of the sale and purchase of the Shares and the other transactions contemplated hereunder shall occur as promptly as practicable, but not later than ten (10) business days following satisfaction or waiver of the conditions set forth in Sections 6 and 7 (the "Closing Date"), at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York 10167 at or about 10:00 A.M. local time or at such other time and place as is agreed to in writing by the parties hereto.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. SPC and Shorewood, jointly and severally, represent and warrant to the Purchaser as follows:

                  3.1 Due Formation and Qualification. Each of Shorewood, SPC, Shorewood Mauritius, Shorewood Asia and Shorewood Guangzhou (together, the "Shorewood Entities") is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and, has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct its business as now being and as heretofore conducted.

                  3.2 Authority to Execute and Perform Documents. Each of SPC and Shorewood has the full legal right and power and all authority and approval required to enter into, execute and deliver the "JV Documents" (as hereinafter defined) and to perform fully its obligations thereunder including, without limitation, the obligation to convey the Shares to Purchaser, free and clear of all Liens (as hereinafter defined). The JV Documents have been, or will be at the Closing, duly executed and delivered by SPC and Shorewood, if it is a party thereto, and are, or will be when and as executed, the valid and binding obligation of SPC and Shorewood, if it is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect



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creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of the JV Documents, the consummation of the transactions contemplated thereby and the performance by SPC and Shorewood of each of the JV Documents to which it is a party in accordance with its terms and conditions will not require the approval, consent of, waiver, order or authorization of, or registration, declaration or filing with, any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person except for the Chinese Authority Approval. Upon delivery of and payment for the Shares herein provided, Purchaser will acquire good and valid title thereto, free and clear of any Lien.

                  3.3 Capitalization. As of the Closing Date, (a) SPC will be the sole record and beneficial holder of all outstanding equity securities of Shorewood Asia and no class of capital stock other than common shares will be authorized or outstanding; (b) Shorewood Asia will be the sole record and beneficial holder of all outstanding equity securities of Shorewood Mauritius and no class of capital stock other than common shares will be authorized or outstanding; (c) Shorewood Mauritius will be the sole record and beneficial holder of all outstanding equity securities of Shorewood Guangzhou; and (d) there will be as at that time no authorized or outstanding options, warrants, subscription calls, rights, commitments, conversion rights, plans or other agreements of any character obligating either SPC, Shorewood Asia, Shorewood Mauritius or Shorewood Guangzhou (collectively, the "Shorewood China Entities") to authorize, issue, deliver, sell or redeem any of their respective securities or other instruments or rights or participations convertible thereto.

                  3.4 Compliance with Laws. To the best knowledge of SPC and Shorewood, none of the Shorewood China Entities or Shorewood is in violation of
(i) any applicable order, judgment, injunction, award or decree where such violation would have a Material Adverse Effect (as


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hereinafter defined) or (ii) any applicable law, ordinance or regulation or permit or license or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the China Business where such violation would have a Material Adverse Effect, <REDACTED>, and other regulatory filings may be required in connection with the Corporate Restructuring, which filings have not yet been made.

                  3.5 No Breach. The execution, delivery and performance of the JV Documents have not and the consummation of the transactions contemplated thereby will not (i) violate, conflict with or result in a breach of any of the provisions of the organizational documents or similar instruments of SPC or Shorewood, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, notation or otherwise) under, any instrument, contract or other agreement to which SPC or Shorewood is or was a party or by or to which either of them or any of their assets or properties may be bound or subject, (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, SPC or Shorewood or upon the securities, properties or business of either SPC or Shorewood; or (iv) except for the matters referenced in the last proviso of Section 3.4, violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to SPC or Shorewood, the Shares, or, to the best knowledge of SPC and Shorewood, the China Business.

                  3.6 Litigation; Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving either Shorewood Asia, Shorewood Mauritius or Shorewood Guangzhou; and there are no outstanding orders, judgments, injunctions, awards or decrees of any



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court, governmental or regulatory body or arbitration tribunal against Shorewood which would have a material adverse effect on the ability of SPC or Shorewood to consummate the transactions contemplated hereby. There are no actions, suits or claims (including construction claims) or legal, administrative or arbitral proceedings or, to the knowledge of SPC or Shorewood, investigations pending or, to the knowledge of SPC, threatened in writing against or involving Shorewood, Shorewood Asia, Shorewood Mauritius or Shorewood Guangzhou or any of their respective properties or assets, that individually or in the aggregate, could have a Material Adverse Effect.

                  3.7 Consents. Except for the Chinese Authority Approval, each required filing or registration with, or consent, approval or other action of, any governmental department, commission, board, bureau, agency or instrumentality has been made, received, or taken, as the case may be, in connection with the valid execution, delivery and performance of the JV Documents by SPC and Shorewood.

                  3.8 Finders and Investment Bankers. None of the Shorewood Entities, nor any of their respective managers, officers or directors, have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  3.9 SPC Knowledge. Notwithstanding anything to the contrary set forth in this Section 3 or elsewhere in this Agreement, the qualification of any representation, warranty or statement made by or in respect of either SPC or Shorewood or both SPC and Shorewood, whether set forth in this Section 3 or in an exhibit or schedule referenced in this Section 3 or anywhere else in this Agreement by use of the words "to SPC's knowledge", "to Shorewood's knowledge", "to SPC's best knowledge", "to Shorewood's best knowledge", "known to SPC" or "known to Shorewood" or words to that effect means that, after reasonable inquiry with the personnel having supervisory



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responsibility over the matter at hand, no information has come to the knowledge of either Marc P. Shore, Andrew Shore, Howard Liebman, William Hogan, Bruce Summerlin, Robert "Bob" Reeves or David Stratton.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  The Purchaser and Westvaco jointly and severally represent and warrant to SPC and Shorewood as follows:

                  4.1 Due Organization. Each of Purchaser and Westvaco is an entity duly formed and validly existing under the laws of its jurisdiction of incorporation and has full power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

                  4.2 Purchase for Investment; Speculative Investment. Purchaser is purchasing the Shares for its own account, for investment and not for resale or distribution. Purchaser acknowledges that an investment in the Shares involves special, speculative and substantial risk because, among other things, the China Business is at a formative stage, the Facility has not yet commenced operations and Shorewood Guangzhou presently has no customers or sales or operating history and the political and economic climate in China remains uncertain and unpredictable. Purchaser further represents that it has made the determination to enter into this Agreement based upon its own independent evaluation and assessment of the present and prospective business prospects of the China Business and has not relied on, or been induced to enter into this Agreement on account of, any representation or warranty of any kind, whether oral or written, express or implied, except for such representations and warranties of SPC and Shorewood as are specifically set forth in this Agreement and the other JV Documents.



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                  4.3 Compliance with Laws. Neither Westvaco nor Purchaser is in violation of any applicable order, judgment, injunction, award or decree where such violation would have a material adverse effect on the ability of Purchaser or Westvaco to consummate the transactions contemplated hereby. Neither Westvaco nor Purchaser is in violation of any federal, state or local law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to its business where such violation would have a material adverse effect on the ability of Purchaser or Westvaco to consummate the transactions contemplated hereby.

                  4.4 No Breach. The execution, delivery and performance of the JV Documents and the consummation of the transactions contemplated thereby will not (i) violate, conflict with or result in a breach of any of the provisions of the certificate of formation or other applicable instrument of the Purchaser or Westvaco; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any instrument, contract or other agreement to which Purchaser or Westvaco is a party or by or to which they or any of their respective assets or properties may be bound or subject; (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Purchaser or Westvaco; or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Purchaser or Westvaco.

                  4.5 Consents. Each required filing or registration with, or consent, approval or other action of, any governmental department, commission, board, bureau, agency or instrumentality has been made, received, or taken, as the case may be, in connection with the valid execution, delivery and performance of the JV Documents by Purchaser and Westvaco.



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                  4.6 Finders and Investment Bankers. Neither Purchaser nor
Westvaco has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         5. COVENANTS AND AGREEMENTS. The parties covenant and agree as follows:

                  5.1 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding. SPC hereby appoints Andrew Shore, Esq., General Counsel, Shorewood Packaging Corporation, at its offices at 277 Park Avenue, New York, New York 10172, and Purchaser hereby appoints John W. Hetherington, Corporate Secretary, Westvaco Corp., Westvaco Building, 299 Park Avenue, New York, New York 10171 (or at each such person's or entity's office at such other address as such person or entity hereafter furnishes to the other parties) as such party's authorized agent to accept and acknowledge on such party's behalf service of any and all process that may be served in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed



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to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York. Each of the parties hereto hereby irrevocably waives the right to a jury trial in respect of any proceeding or claim arising under the JV Documents.

                  5.2 Public Announcements. Neither Purchaser nor Westvaco nor any Shorewood Entity shall, without the prior consent of the others, make any public statement, announcement or release to trade publications or to the press, or make any statements to any competitor, customer or any third party, with respect to the JV Documents except to the extent that any party is advised by its counsel that a public statement is required by law, in which event such party may make appropriate public disclosure upon prior notice to the other parties.

                  5.3 Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to Closing.

                  5.4 Conduct of China Business Before Closing. From the date hereof until the Closing Date, Shorewood shall, and shall cause each of the other Shorewood Entities to, (a) operate the China Business in the ordinary course and (b) refrain from taking any action which would require a material change or addition to or a deletion from the disclosures of SPC and Shorewood contained in Section 3. Shorewood shall not, without the prior written consent of Purchaser, permit or cause any of the Shorewood China Entities to:

                  (a) except as may be required to effect the Corporate Restructuring or to comply with any valid and mandatory government regulation, amend its charter documents or by-laws;




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                  (b) except for the issuance of securities contemplated by the
Corporate Restructuring, issue stock;

                  (c) merge, consolidate, liquidate or dissolve;

                  (d) acquire or make a substantial investment in another business;

                  (e) change the number of its directors;

                  (f) change its independent auditors;

                  (g) incur indebtedness in excess of US$500,000 in the aggregate at anytime outstanding, other than purchases on credit in the ordinary course of business and Shorewood Project Costs and Shorewood Override Contributions;

                  (h) enter into transactions with Affiliates, except that Shorewood or any of its Affiliates may provide services or personnel at cost or goods or equipment at fair market value to such Shorewood China Entity without restriction hereunder;

                  (i) sell a material portion of its assets;

                  (j) distribute property or cash to the holders of its equity;
or

                  (k) commence or settle litigation other than in the ordinary course of business.

                  In connection with the continued operation of the China Business between the date hereof and the Closing, Shorewood shall confer in good faith, as Westvaco may reasonably request, with one or more representatives of Westvaco designated in writing as Westvaco's representatives with respect to the China Business. Shorewood agrees to use all reasonable efforts to deliver to Westvaco true and complete copies of the instruments of formation and other organizational documents of each of Shorewood China Entities as soon as is reasonably practicable after the date hereof.



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         6. DELIVERIES BY SPC TO PURCHASER AT CLOSING. At the Closing, the
following deliveries shall be made by SPC and Shorewood to Purchaser, and the following conditions shall be satisfied, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by the JV Documents, except to the extent, if any, waived by Purchaser:

                  6.1 Delivery of Assignment of Shares. SPC shall have delivered to Purchaser the certificate or certificates representing the Shares and duly executed assignment and assumption documents in the form of Exhibit 1.3 hereto, transferring to Purchaser all of SPC's right, title and interest in and to the Shares. SPC shall have paid, or cause to be paid, all transfer and other taxes required to be paid in connection with the sale and delivery to Purchaser of the Shares owned by SPC.

                  6.2 Stockholders' Agreement. SPC shall have delivered to Purchaser a duly executed counterpart copy of the Members Agreement of Shorewood Asia Ventures, Ltd. (the "Stockholders' Agreement") attached hereto as Exhibit 6.2.

                  6.3 Representations, Warranties and Covenants. The representations and warranties of SPC and Shorewood contained in the JV Documents shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date (which shall be true and correct in all material respects at such time or times). SPC and Shorewood shall have performed and complied in all material respects with all covenants and agreements required by the JV Documents to be performed or complied with by SPC and Shorewood on or prior to the Closing Date. SPC shall have delivered to Purchaser a certificate, dated



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the Closing Date and signed by each of them, to the foregoing effect and stating that all conditions to Purchaser's obligations hereunder have been satisfied.

                  6.4 Transactions Completed; Approval Obtained. (a) The Assignment and Assumption and the Corporate Restructuring shall have been completed and (b) the China Authority Approval (as defined below) shall have been obtained or waived. As used herein, the "China Authority Approval" shall mean (i) with respect to the Guangzhou Ownership Change, the approval or written waiver of the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China (MOFTEC) or such lesser governmental or regulatory body of the People's Republic of China or any of its political subdivisions as may be empowered or authorized under applicable law and regulation then in effect to grant such approval or waiver <REDACTED>

                  6.5 CFO Certificate. Shorewood shall have delivered to Purchaser (i) no later than ten (10) business days prior to the Closing the Estimated Officer's Certificate; and (ii) at or prior to the Closing the Officer's Certificate.

         7. DELIVERIES BY PURCHASER TO SPC AT CLOSING. At the Closing, the following deliveries shall be made by Purchaser and Westvaco to SPC, and the following conditions shall be satisfied, in connection with the execution and delivery of the JV Documents and the consummation of the transactions contemplated by the JV Documents, except to the extent, if any, waived by SPC:

                  7.1 Deliverables. Purchaser shall have delivered to SPC a duly executed counterpart copy of the Stockholders' Agreement signed by Purchaser.

                  7.2 Representations and Covenants. The representations and warranties of Purchaser and Westvaco contained in the JV Documents shall be true in all material respects on and



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as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date (which shall be true and correct in all material respects at such time or times). Purchaser and Westvaco shall have performed and complied in all material respects with all covenants and agreements required by the JV Documents to be performed or complied with by them on or prior to the Closing Date. Purchaser shall have delivered to SPC a certificate, dated the Closing Date and signed by one of its officers, to the foregoing effect and stating that all conditions to SPC's obligations hereunder have been satisfied.

                  7.3 Purchase Price. Purchaser shall have delivered to SPC the Purchase Price and any other payments required to be made by it in accordance with Sections 1.1 and 1.2.

                  8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; EARLY
                     TERMINATION; INDEMNIFICATION.

                  8.1 Survival of Representative and Warranties; Early Termination. All representations and warranties contained in this Agreement shall survive for a period of eighteen (18) months after the Closing Date. This Agreement may be terminated at any time prior to the Closing Date (a) by mutual agreement of Westvaco and Shorewood, (b) by Westvaco, by written notice to Shorewood, if the conditions set forth in Section 6, or any of them, are not complied with or performed or waived on or before the eighteen (18) month anniversary of the date hereof (through no fault of Westvaco) or (c) by Shorewood, by written notice to Westvaco, if the conditions set forth in Section 7, or any of them, are not complied with or performed or waived on or before the eighteen (18) month anniversary of the date hereof (through no fault of Shorewood).

                  8.2 Indemnification. (a) Westvaco and Purchaser and their respective managers, directors, representatives and officers (individually, a "Westvaco Indemnitee") shall be indemnified



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
and held harmless by Shorewood from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Westvaco Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of any breach of any representation or warranty made by Shorewood and SPC contained in Section 3 of this Agreement and (b) Shorewood and SPC and each of their respective managers, directors, representatives and officers (individually, a "Shorewood Indemnitee") shall be indemnified and held harmless by Westvaco from and against any and all losses, claims, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Shorewood Indemnitee may be involved or threatened to be involved, as a party or otherwise, by reason of any breach of any representation or warranty of Westvaco and Purchaser contained in
Section 4 of this Agreement.

         9. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the definitions hereinafter ascribed to them:

                           The term "Affiliate" means, with respect to any
party, any entity or individual that directly or indirectly controls, is controlled by or is under common control with such entity.

                           (a) "JV Documents" shall mean (i) this Agreement and
(ii) the Stockholders' Agreement. Any reference to a JV Document with respect to a party means any JV Document to be executed by such party.

                           (b) "Lien" shall mean any lien, pledge, mortgage,
security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any operating or similar agreement, encumbrance, judgment, order, writ, injunction, award, decree or any other similar restriction or limitation whatsoever.

                           (c) "Material Adverse Effect" shall mean a material
adverse effect upon the assets, properties, business, operations, or condition (financial or otherwise) of the China Business taken as a whole.

                           (d) "Officer's Certificate" means a certificate of
Shorewood executed by the Chief Financial Officer of Shorewood, dated the Closing Date, certifying as to the amount of the Shorewood Project Costs, Shorewood Override Contributions, and Net Operating Gains (Losses), and containing a summary description setting forth in reasonable detail how the respective amounts were derived.

                           (e) "Interim Period Working Capital Contributions"
means all sums up to an aggregate amount of $15,000,000 loaned or contributed by Shorewood, directly or indirectly through the other Shorewood Entities, after the Shorewood Project Costs have been funded in full and prior to the Closing Date to fund the working capital requirements of the China Business.

                           (f) "Net Operating Gains (Losses)" means the combined
EBITDA (earnings (losses) before interest, taxes, depreciation and amortization) of the Shorewood Chinese Entities for the period commencing on the date hereof and ending on the Closing Date, as reflected in the audited, to the extent available, and the unaudited, unconsolidated financial statements of the Shorewood Chinese Entities for the applicable period or periods, and certified by the Chief Financial Officer of Shorewood as at the Closing Date in the Officer's Certificate.

                           (g) "Shorewood Override Contributions" means all
Interim Period Working Capital Contributions plus all other amounts, if any, loaned or contributed by Shorewood, directly or indirectly through the other Shorewood Entities, after the Shorewood Project Costs have been funded in full and prior to the Closing Date (i) to fund capital expenditures of the China Business, up to an aggregate amount of $750,000 per quarter or (ii) otherwise in connection with the China Business pursuant to a budget or other instrument or consent jointly approved by Shorewood and Westvaco.

                           (h) "Shorewood Project Costs" means all direct and
indirect, hard and soft, costs and expenses up to an aggregate amount of $45,000,000 paid or incurred by Shorewood and the other Shorewood Entities at any time in connection with the formation and organization of the Shorewood China Entities, the acquisition of the land rights underlying the Facility and the construction, build-out, equipping, roll-out and operation of the Facility, including, without limitation, fees paid to outside consultants, reasonable travel expenses, deposits, fees paid to attorneys, due diligence expenses, capitalized interest, working capital, pre-operational SGA, construction costs, professional fees, acquisition costs, equipment costs and purchases, personnel recruitment and training costs, capital improvement work, and governmental fees and assessments.

         10.      MISCELLANEOUS.

                  10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by confirmed facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

                                    (i)     if to SPC, to:

                             c/o Shorewood Packaging
                             277 Park Avenue
                             New York, New York 10172
                             Attention:  Andrew Shore, Esq., Vice President and
                                         General Counsel

                                            Facsimile No.: (212) 508-5677

                                            and a copy to:

                                            Bryan Cave LLP
                                            245 Park Avenue
                                            New York, New York 10167-0034
                                            Attention:  Peter A. Eisenberg, Esq.
                                            Facsimile No.: (212) 692-1900

                                    (ii)    If to Purchaser, to:

                                            Westvaco Corp.
                                            Westvaco Building
                                            299 Park Avenue
                                            New York, NY  10171
                                            Attention:  General Counsel
                                            Facsimile No:  (212) 318-5026

                  Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  10.2 Entire Agreement. The JV Documents (including the schedules) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

                  10.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. The JV Documents may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  10.4 Governing Law. The JV Documents shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

                  10.5 Binding Effect; No Assignment; No Third Party Beneficiaries. The JV Documents shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to. None of the JV Documents is assignable, except by operation law or as permitted in accordance with the express terms of any such document or with the consent of all parties thereto.

                  10.6 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  10.7 Counterparts. The JV Documents may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  10.8 Exhibits and Schedules The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  10.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  10.10 Expenses. Each of the SPC and the Purchaser shall pay its expenses incident to preparing, entering into and performing the JV Documents and the transactions contemplated therein, except for an amount equal to $10,000 constituting the expenses incurred by Shorewood in connection with the initial draft of the Stockholders' Agreement, which amount shall be treated for all purposes under the JV Documents as a Shorewood Project Cost.

                              [INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

SELLER:

SPC (BERMUDA) LTD.

By:               S/
      --------------------------
      Name: Marc Shore
      Title: CEO/Pres

SPC ASIA, LTD.

By:               S/
      --------------------------
      Name: Marc Shore
      Title: CEO/Pres

SHOREWOOD PACKAGING CORPORATION

By:               S/
      --------------------------
      Name: Marc Shore
      Title: CEO/Pres

WESTVACO WORLDWIDE DISTRIBUTION S.A.

By:               S/
      --------------------------
      Name: R.S. Wallinger
      Title: Senior Vice President

WESTVACO CORPORATION

By:               S/
      --------------------------
      Name: R.S. Wallinger
      Title: Senior Vice President